UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

HORIZON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street

Michigan City, IN 46360

(Address of principal executive offices, including zip code)

(219) 879-0211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2021, at the 2021 Annual Meeting of Shareholders, the shareholders of Horizon Bancorp, Inc. (“Horizon” or the “Company”) approved the Horizon Bancorp, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) by a majority of votes cast on the proposal.

A primary reason for adopting the 2021 Plan is to replace the Horizon Bancorp, Inc. Amended and Restated 2013 Omnibus Equity Incentive Plan (the “2013 Plan”), which will expire on February 1, 2023, and which contains certain single trigger change-in-control provisions and liberal share recycling provisions that Horizon desires to eliminate. Awards under the 2013 Plan remain outstanding, but no new awards may be granted under the 2013 Plan.

A brief description of the 2021 Plan approved by the shareholders follows.

Purpose. The 2021 Plan is an equity-based incentive compensation plan designed to further the growth and financial success of Horizon by (i) aligning the interests of eligible participants (officers, employees, non-employee directors and certain outside consultants) with the interests of shareholders through awards of common shares and other equity incentives; and (ii) providing incentives for excellence, teamwork and retention.

Administration and Types of Awards. The 2021 Plan is administered by the Compensation Committee of the Company’s Board of Directors and provides for the following types of awards, all of which may be granted with time-based and/or performance-based vesting terms: incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. “Other stock-based awards” refers to any other type of award involving Horizon’s common shares and any award that is valued in whole or in part by reference to Horizon’s common shares.

Selection. The Compensation Committee selects the participants based on their functions and responsibilities, the value of the services they provide to the Company and other factors that the Compensation Committee deems relevant.

Shares Subject to the 2021 Plan. The maximum number of common shares cumulatively available for issuance under the 2021 Plan will not exceed 1,787,548, consisting of 1,400,000 new common shares, plus 387,548 common shares rolled over and unused from the 2013 Plan. In addition, common shares subject to the 2021 Plan will include (i) common shares issued under the 2013 Plan that are forfeited, canceled or expire unexercised; and (ii) common shares settled in cash. Any common shares covered by an award that is forfeited or that remains unpurchased or undistributed upon termination or expiration of the award may be made the subject of further awards to the same or other participants. The 2021 Plan limits the number of common shares available for incentive stock options to 300,000.

Minimum Vesting Requirements. In general, the majority of the awards granted under the 2021 Plan must have a minimum vesting schedule of at least one year. Specifically, at least 95% of the awards granted will have a minimum vesting schedule of one year, subject to acceleration of vesting, to the extent permitted by the Compensation Committee or set forth in the 2021 Plan or the applicable award agreement in the event of: (i) a termination of service for death, disability, or retirement; (ii) limited conditions relating to a change in control; and (iii) with respect to cash-based awards and substitute awards, in connection with a corporate transaction, such as a merger or sale of Horizon.

Clawback. Awards granted under the 2021 Plan are subject to Horizon’s clawback policy. If Horizon is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with any financial reporting requirement under the federal securities laws, any 2021 Plan participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Horizon the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2021 Plan are subject to any other clawback policy adopted by the Board of Directors from time to time.

The above discussion contains only a brief description of the 2021 Plan and is qualified in its entirety by reference to the complete 2021 Plan available as Appendix A to Horizon’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2021, attached as Exhibit 10.1 hereto.

Forms for various types of awards that Horizon anticipates granting pursuant to the 2021 Plan are attached hereto as Exhibits 10.2 through 10.6.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2021, the Company held its Annual Meeting of Shareholders. Only holders of the Company’s common shares at the close of business on February 26, 2021 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 43,919,098 common shares entitled to vote. A total of 37,551,588 common shares (85.50%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The Company’s shareholders voted on four (4) proposals at the Annual Meeting. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on March 19, 2021. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The Company’s shareholders elected four (4) directors to the Board of Directors to serve for three-year terms until the 2024 annual meeting of shareholders. The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Lawrence E. Burnell	28,075,379	948,169	8,528,040
Julie Scheck Freigang	28,360,555	662,993	8,528,040
Peter L. Pairitz	25,828,227	3,195,321	8,528,040
Spero W. Valavanis	27,163,827	1,859,721	8,528,040

Proposal 2: Approval of 2021 Omnibus Equity Incentive Plan

The Company’s shareholders approved the 2021 Omnibus Equity Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
26,890,839	1,967,754	164,955	8,528,040

Proposal 3: Advisory Vote to Approve Executive Compensation

The Company’s shareholders voted to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
27,182,152	1,255,851	585,545	8,528,040

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The votes regarding the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for 2021 were as follows:

For	Against	Abstain
36,435,138	1,046,969	69,481

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Location

10.1	2021 Omnibus Equity Incentive Plan	Incorporated by reference to Appendix A to definitive proxy statement for 2021 Annual Meeting of Shareholders

10.2	Form of Restricted Stock Award Agreement (time-based)	Attached

10.3	Form of Restricted Stock Award Agreement (performance-based)	Attached

10.4	Form of Restricted Stock Unit Award Agreement (time-based)	Attached

10.5	Form of Restricted Stock Unit Award Agreement (performance-based)	Attached

10.6	Form of Stock Option Award Agreement (time-based)	Attached

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021	HORIZON BANCORP, INC.

	By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President & Chief Financial Officer